Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Alpha Natural Resources, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-121670, 333-160937, 333-166959, 333-181478, 333-188748, 333-194230 and 333-196180) on Form S-8, (No. 333-186990) on Form S-3ASR and (Nos. 333-159801, 333-172888 and 333-166959) on Form S-8 POS of Alpha Natural Resources, Inc. of our reports dated February 26, 2015, with respect to the consolidated balance sheets of Alpha Natural Resources, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 Annual Report on Form 10‑K of Alpha Natural Resources, Inc.

/s/ KPMG LLP

Roanoke, Virginia
February 26, 2015